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                        CONSENT TO BE NAMED AS DIRECTOR NOMINEE



                                    December 22, 1997



    In connection with Hawker Pacific Aerospace's (the "Company") initial public offering, I, Joel F. McIntyre, hereby consent to be named as a director nominee in the Company's Registration Statement on Form S-1 (file #: 333-40295).


                                             Very truly yours


                                             /s/ Joel F. McIntyre
                                             --------------------------
                                             Joel F. McIntyre